SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                                 July 25, 1997
               Date of Report (Date of earliest event reported)


                          THOMAS & BETTS CORPORATION
            (Exact name of registrant as specified in its Charter)


         Tennessee                  1-4682                     22-1326940
 (State of Incorporation)    (Commission File No.)           (IRS Employer
                                                          Identification No.)


  1555 Lynnfield Road,   Memphis, Tennessee                      38119
 (Address of Principal Executive Offices)                     (Zip Code)


                                (901) 682-7766
            (Registrant's telephone number, including area code)


                                     N/A
       (Former name or former address, if changed since last report)


Item 4.   Changes in Registrant's Certifying Accountant


     On July 25, 1997, the Registrant dismissed Deloitte & Touche LLP ("D&T"), the independent public accountant previously engaged by Augat Inc. ("Augat"). The Registrant and Augat merged effective December 11, 1996. The decision by the Registrant to dismiss D&T was made by management of the Registrant as part of the combination of its business with Augat and accordingly was not explicitly approved by the Audit Committee of the Board of Directors ("Audit Committee") of the Registrant, however, the Audit Committee did approve KPMG Peat Marwick LLP ("KPMG") to serve as independent auditor of the Registrant's worldwide operations, including Augat, for the year ending December 28, 1997.

     KPMG serves as the independent public accountant for the Registrant. In its audit report on the consolidated financial statements of the Registrant for the year ended December 29, 1996, KPMG, as the principal accountant, expressed its reliance on the report issued by D&T with respect to audits of the consolidated financial statements of Augat as of December 29, 1996 and December 31, 1995 and for the three-year period ended December 29, 1996.

     The reports of D&T on the consolidated financial statements of Augat for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion; nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and subsequent interim period, there were no disagreements between D&T and the Registrant or Augat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused D&T to make reference to the subject matter of the disagreements in connection with its report or "reportable events" as defined in Item 304 (a)(1)(v) of Regulation S-K.

     A letter dated July 31, 1997 from D&T to the Securities and Exchange Commission is attached as Exhibit 16 to this Current Report on Form 8-K.



Item 7.   List of Exhibits

   Exhibit
   Number                    Exhibit

     16            Letter of Former Accountant




                                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THOMAS & BETTS CORPORATION




Dated: July 31, 1997                     By: /S/JERRY KRONENBERG
                                             Jerry Kronenberg
                                             Vice President - General Counsel